Exhibit 16.1

November 6, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the Change in Accountants disclosure of Mulberry Health Inc.’s Form S-1 dated November 6, 2020, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP